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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 1 of Riverwood Holding, Inc. of our report dated February 11, 2003, except for Notes 17 and 18 as to which the date is June 13, 2003 relating to the financial statements and financial statement schedule of Graphic Packaging International Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
June 13, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS